Exhibit (a)(1)(G)
CASH OFFER
(the “Offer”)
for
up to 16,390,172 Outstanding Shares of Common Stock (including those represented by
American Depositary Shares (each representing 2 Shares of Common Stock))
of
COMPAÑÍA CERVECERÍAS UNIDAS S.A.
(UNITED BREWERIES COMPANY, INC.)
at a Tender Offer Price of
Ch$6,800 Per Share of Common Stock
(equivalent to Ch$13,600 per American Depositary Share (each representing 2 Shares of
Common Stock)), without any interest and less applicable withholding taxes and certain fees as further described in the Offer to Purchase (as defined below)
by
INVERSIONES Y RENTAS S.A.
THE PERIOD FOR TENDERING ADSs HELD THROUGH
THE DEPOSITORY TRUST COMPANY (“DTC”) IN THE OFFER
WILL BEGIN ON MAY 19, 2021 AND
WILL EXPIRE AT
3:30 P.M. (NEW YORK TIME) ON JUNE 17, 2021,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (THE “EXPIRATION DATE”).

THE TENDER WITHDRAWAL RIGHTS IN RESPECT OF ADSs TENDERED WITH THE ADS
TENDER AGENT WILL EXPIRE AT 3:30 P.M., NEW YORK CITY TIME, ON JUNE 17, 2021,
UNLESS THE EXPIRATION DATE IS EXTENDED OR EARLIER TERMINATED.

ADSs TENDERED ON OR PRIOR TO THE EXPIRATION OF THE EXPIRATION DATE MAY NOT
BE WITHDRAWN EXCEPT AS DESCRIBED IN THE OFFER TO PURCHASE
To Our Clients:
Enclosed for your consideration is the Offer to Purchase, dated May 19, 2021 (the “Offer to Purchase”) relating to the Offer by Inversiones y Rentas S.A. (“IRSA”), to purchase up to 16,390,172 issued and outstanding shares of common stock, no par value, of Compañía Cervecerías Unidas S.A., an open stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (“CCU”) with tax identification number (rol único tributario) 90,413,000-1 (the “Shares” and each a “Share”), from all holders, wherever located, and whether they currently hold such Shares in the form of Shares or American Depositary Shares (the “ADSs,” and each an “ADS”) of CCU (each representing two (2) Shares), at a purchase price of Ch$6,800 per Share (equivalent to Ch$13,600 per ADS), in cash, without interest (the “Tender Offer Price”), upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase. The Offer is conducted in accordance with applicable United States securities laws and the 5th paragraph of Article 198 of Chilean Law No. 18,045. The Offer will be settled in the Bolsa de Comercio de Santiago, Bolsa de Valores by delivery of the Shares to the Chilean Share Tender Agent (as defined in the Offer to Purchase) against payment of the Tender Offer Price. The Tender Offer Price for the Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will be paid by IRSA in Chilean pesos. However, IRSA has directed the U.S. Settlement Agent (as defined in the Offer to Purchase) to coordinate with the FX Agent (as defined in the Offer to Purchase) for the U.S. dollar conversion of the Tender Offer Price payable to holders of ADSs that are tendered to the ADS Tender Agent, upon instruction of the ADS Tender Agent and for the account of holders who tender their ADSs to the ADS Tender Agent. As a result, holders of Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will receive payment in United States dollars converted at the ADS Tender Offer Price Exchange Rate (as defined in the Offer to Purchase), less distribution fees (as defined in the Offer to Purchase) and applicable withholding taxes, upon the terms and subject to certain conditions described in the Offer to Purchase.
We hold ADSs for your account. A tender of such ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf all of the ADSs we hold for your account pursuant to the terms and conditions of the Offer. A form of Instructions is enclosed.
Please note the following:
1.
The period for tendering your ADSs held through DTC in the Offer will expire at 3:30 P.M. (New York time) on June 17, 2021 (the “Expiration Date”), unless the Offer is extended upon the terms set forth in the Offer to Purchase. If you wish to tender your ADSs in the Offer, please instruct us sufficiently in advance of the Expiration Date.

2.
If you tender your ADSs in the Offer, you will receive cash in the form of a check reflecting the aggregate dollar amount corresponding to Ch$6,800 per Share underlying your ADSs (equivalent to Ch$13,600 per ADS) validly tendered and accepted for payment in the Offer, in cash, without interest, less the fees described below. The Tender Offer Price for the Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will be paid by IRSA in Chilean pesos. However, IRSA has directed the U.S. Settlement Agent to coordinate with the FX Agent for the U.S. dollar conversion of the Tender Offer Price payable to holders of ADSs that are tendered to the ADS Tender Agent, upon instruction of the ADS Tender Agent and for the account of holders who tender their ADSs to the ADS Tender Agent. As a result, holders of Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will receive payment in United States dollars converted at the ADS Tender Offer Price Exchange Rate, less distribution fees and applicable withholding taxes, upon the terms and subject to certain conditions described in the Offer to Purchase. See “The Offer—Section 4. Procedures for Accepting the Offer — Holders of ADSs” in the Offer to Purchase.

3.
Notwithstanding any other provision of the Offer, delivery of cash consideration for the ADSs accepted for tender under the Offer will in all cases be made on behalf of IRSA by the ADS Tender Agent under the Offer as soon as practicable after receipt from IRSA of the applicable amount of cash.

4.	ADSs tendered on or prior to the Expiration Date may be withdrawn as described in the Offer to Purchase. See “The Offer—Section 5. Tender Withdrawal Rights” in the Offer to Purchase.
5.	The Offer is for up to 16,390,172 Shares of the Company constituting approximately 4.44% of the Company’s issued and outstanding Shares.
If you wish us to tender any or all of the ADSs we hold for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. Under the terms of the Offer, unless you instruct us otherwise, if you authorize the tender of your ADSs, all such ADSs held in your account will be tendered. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your ADSs held through DTC to the ADR Tender Agent on your behalf prior to the Expiration Date, initially set for 3:30 P.M. (New York time) on June 17, 2021.

CASH OFFER
(the “Offer”)
for
up to 16,390,172 Outstanding Shares of Common Stock (including those represented by
American Depositary Shares (each representing 2 Shares of Common Stock))
of
COMPAÑÍA CERVECERÍAS UNIDAS S.A.
(UNITED BREWERIES COMPANY, INC.)
at a Tender Offer Price of
Ch$6,800 Per Share of Common Stock
(equivalent to Ch$13,600 per American Depositary Share (each representing 2 Shares of
Common Stock)), without any interest and less applicable withholding taxes and certain fees as further described in the Offer to Purchase (as defined below)
by
INVERSIONES Y RENTAS S.A.
THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS IN RESPECT OF SHARES (AS DEFINED BELOW), INCLUDING IN THE FORM OF ADSs (AS DEFINED BELOW), TENDERED TO THE U.S. SHARE TENDER AGENT OR THE ADS TENDER AGENT (EACH AS DEFINED BELOW), WILL EXPIRE AT 3:30 P.M., NEW YORK CITY TIME, ON JUNE 17, 2021 OR SUCH LATER TIME AND DATE TO WHICH THE OFFER AND THE CORRESPONDING TENDER WITHDRAWAL RIGHTS ARE EXTENDED.
The undersigned acknowledge(s) receipt of (a) your letter and (b) the Offer to Purchase, dated May 19, 2021 (the “Offer to Purchase”) relating to the Offer by Inversiones y Rentas S.A. (“IRSA”), to purchase up to 16,390,172 issued and outstanding shares of common stock, no par value, of Compañía Cervecerías Unidas S.A., an open stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (“CCU”) with tax identification number (rol único tributario) 90,413,000-1 (the “Shares” and each a “Share”), from all holders, wherever located, and whether they currently hold such Shares in the form of Shares or American Depositary Shares (the “ADSs,” and each an “ADS”) of CCU (each representing two (2) Shares), at a purchase price of Ch$6,800 per Share (equivalent to Ch$13,600 per ADS), in cash, without interest (the “Tender Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is conducted in accordance with applicable United States securities laws and the 5th paragraph of Article 198 of Chilean Law No. 18,045. The Offer will be settled in the Bolsa de Comercio de Santiago, Bolsa de Valores by delivery of the Shares to the Chilean Share Tender Agent (as defined in the Offer to Purchase) against payment of the Tender Offer Price. The Tender Offer Price for the Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will be paid by IRSA in Chilean pesos. However, IRSA has directed the U.S. Settlement Agent (as defined in the Offer to Purchase) to coordinate with the FX Agent (as defined in the Offer to Purchase) for the U.S. dollar conversion of the Tender Offer Price payable to holders of ADSs that are tendered to the ADS Tender Agent, upon instruction of the ADS Tender Agent and for the account of holders who tender their ADSs to the ADS Tender Agent. As a result, holders of Shares represented by ADSs tendered to the ADS Tender Agent that are accepted for payment pursuant to the Offer will receive payment in United States dollars converted at the ADS Tender Offer Price Exchange Rate (as defined in the Offer to Purchase), less distribution fees (as defined in the Offer to Purchase) and applicable withholding taxes, upon the terms and subject to certain conditions described in the Offer to Purchase.
The undersigned hereby instructs you to tender to IRSA through Computershare Trust Company, N.A. and Computershare Inc. (together, the “ADS Tender Agent”) the number of ADSs set forth below which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Total Number of ADSs to be
Tendered*:

Date:

SIGN HERE

Signature(s):

Printed Name(s):

Printed Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Numbers:

*
In accordance with the terms of the Offer to Purchase, unless we receive specific instructions as to the number of ADSs to be tendered to the U.S. Tender Agent in the Offer, if you instruct us to tender your ADSs in the Offer, all of your ADSs held by us for your account will be tendered.

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